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                             KATZ MEDIA CORPORATION
                             OFFER TO EXCHANGE ITS
              10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                       FOR ANY AND ALL OF ITS OUTSTANDING
              10 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2007


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE").


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         Katz Media Corporation, a Delaware corporation (the "Company"), is offering, upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1997 (as amended or supplemented, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 10 1/2% Series B Senior Subordinated Notes due 2007 (the "New Notes") of the Company for each $1,000 principal amount of its issued and outstanding 10 1/2% Series A Senior Subordinated Notes due 2007 (the "Old Notes"). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes and except that the New Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined in the Prospectus). Old Notes may only be tendered in integral multiples of $1,000.

         THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

         Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus dated ____________, 1997.

          2. The Letter of Transmittal for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to exchange Old Notes for New Notes.

          3. A form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

          4. A Notice of Guaranteed Delivery.

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          6. A return envelope addressed to American Stock Transfer & Trust Company, the Exchange Agent.



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         YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS
AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

         In all cases, exchanges of Old Notes for New Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Notes or a confirmation of a book-entry transfer of such Old Notes, as the case may be,
(b) the Letter of Transmittal (or a facsimile thereof) promptly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

         Holders who wish to tender their Old Notes and (a) whose Old Notes are not immediately available, (b) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (c) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

         The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Old Notes for New Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at (800) 937-5449.

                                                     Very truly yours,



                                                     Katz Media Corporation


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND STATEMENTS CONTAINED THEREON.